EXHIBIT 10(30)

Resolutions approving amendments to the
AZZ incorporated Employee Benefit Plan and Trust

WHEREAS, AZZ incorporated (the “Company”) established the AZZ incorporated Employee Benefit Plan and Trust (“Original Plan”), effective March 1, 1969; and

WHEREAS, the Original Plan has been amended and restated, effective as of March 1, 2002 to comply with the General Agreement on Tariffs and Trade portion of the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 (collectively “GUST”), the Community Renewal Tax Relief Act of 2000 (“CRA”), and certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).

NOW, THEREFORE, BE IT RESOLVED that effective as provided in the amendment referred to in the preamble, the Company hereby adopts, accepts, consents to and approves the AZZ incorporated Employee Benefit Plan and Trust, as amended and restated as of March 1, 2002, substantially in the form presented to the Board, as evidenced by the Adoption Agreement for MFS Retirement Services, Inc. Non-Standardized 401(k) Profit Sharing Plan and Trust (“Adoption Agreement”), which is used in conjunction with the MFS Retirement Services, Inc. Prototype Paired Defined Contribution Plans for Corporations, Associations and Self-Employed Individuals; provided, however, that the proper officers of the Company are authorized, empowered and directed to accept and to execute the Adoption Agreement, with such changes to the elections on the Adoption Agreement or such addenda or amendments to the Adoption Agreement as such officers, in their sole discretion, deem necessary or appropriate, and any such executed Adoption Agreement, addenda or amendments are hereby approved and adopted by the Board, effective as provided in such documents, without further Board action.